EX-FILING FEES

Calculation of Filing Fee Tables

FORM S-8
(Form Type)

NETLIST, INC.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.001 per share	Rule 457(c) and 457(h)	105,000	(2)	$4.6900	(3)	$492,450	.0000927	$46
Equity	Common Stock, par value $0.001 per share	Rule 457(c) and 457(h)	415,000	(2)	$5.3000	(4)	$2,199,500	.0000927	$204
Equity	Common Stock, par value $0.001 per share	Rule 457(c) and 457(h)	86,500	(2)	$5.3500	(5)	$462,775	.0000927	$43
Equity	Common Stock, par value $0.001 per share	Rule 457(c) and 457(h)	10,000	(2)	$4.3000	(6)	$43,000	.0000927	$4
Equity	Common Stock, par value $0.001 per share	Rule 457(c) and 457(h)	28,333	(2)	$4.6500	(7)	$131,748	.0000927	$12
Equity	Common Stock, par value $0.001 per share	Rule 457(c) and 457(h)	150,000	(2)	$3.2000	(8)	$480,000	.0000927	$44
	Total Offering Amounts						$3,809,473		$353
	Total Fee Offsets								N/A
	Net Fee Due								$353

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement covers any additional securities that may from time to time be offered or issued pursuant to the adjustment provisions of the above-referenced plan to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Represents shares of Common Stock to be issuable upon the vesting of restricted stock units (the “Inducement RSU Award”) granted to Joao Alcantara, Bryce Glen, Devon Park, Mohammad Eslamy, Eric Lucas, Phong Vo, Betty Nguyen, Karen Cheng, Ricardo Cassia, Sara Houshangi, Raymond Jiang and Patrick Furrow pursuant to restricted stock unit agreements by and between the Registrant and Joao Alcantara, Bryce Glen, Devon Park, Mohammad Eslamy, Eric Lucas, Phong Vo, Betty Nguyen, Karen Cheng, Ricardo Cassia, Sara Houshangi, Raymond Jiang and Patrick Furrow (the “Inducement Agreements”). The maximum number of shares which may be sold upon the vesting of the Inducement RSU Awards is subject to adjustment in accordance with certain anti-dilution and other provisions of the Inducement RSU Agreements. Pursuant to Rule 416 under the Securities Act, this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be issuable after the operation of anti-dilution and other provisions of the Inducement RSU Agreements.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act. The price of $4.6900 per share represents the exercise price per share for the Inducement Award granted to Mr. Alcantara and Mr. Glen.
(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act. The price of $5.3000 per share represents the exercise price per share for the Inducement Award granted to Mr. Park and Mr. Eslamy.
(5)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act. The price of $5.3500 per share represents the exercise price per share for the Inducement Award granted to Mr. Lucas, Mr. Vo, and Ms. Nguyen.
(6)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act. The price of $4.3000 per share represents the exercise price per share for the Inducement Award granted to Ms. Cheng.
(7)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act. The price of $4.6500 per share represents the exercise price per share for the Inducement Award granted to Mr. Cassia and Ms. Houshangi.
(8)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act. The price of $3.2000 per share represents the exercise price per share for the Inducement Award granted to Mr. Jiang and Mr. Furrow.

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